      As filed with the Securities and Exchange Commission on October ___, 1999.
                             Subject to Amendment

                                                           Registration No. 333-
================================================================================

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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             _____________________

                         McNAUGHTON APPAREL GROUP INC.
            (Exact name of registrant as specified in its charter)

       DELAWARE                                           13-3747173
(State or other jurisdiction of            (I.R.S. Employee Identification No.)
incorporation or organization)

                             _____________________

                              463 Seventh Avenue
                           New York, New York 10018
                   (Address of principal executive offices)

                             _____________________

                         McNAUGHTON APPAREL GROUP INC.
        OPTION BONUS PLAN FOR SENIOR EXECUTIVES OF JJ ACQUISITION CORP.
                           (Full title of the plan)

                             _____________________

                                PETER BONEPARTH
                                   President
                         McNaughton Apparel Group Inc.
                                (212) 947-2960
(Name, address and telephone number, including area code, of agent for service)

                             _____________________
                                   Copy to:
                             BRADLEY P. COST, ESQ.
                                  Tory Haythe
                                237 Park Avenue
                           New York, New York 10017

                             _____________________
       Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

                             _____________________

                        CALCULATION OF REGISTRATION FEE


===============================================================================================================
     Title of each         Amount to be       Proposed maximum       Proposed maximum         Amount of
class of securities to      registered       offering price         aggregate offering      registration
    be registered                              per  unit/(1)/            price/(1)/            fee/(1)/
---------------------------------------------------------------------------------------------------------------
Common Stock, $.01           650,000           $7.59375             $4,935,937.50           $1,372.19
  par value
===============================================================================================================

/(1)/ Provided for purposes of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant's Common Stock on October 18, 1999, as reported on the NASDAQ National Market.

================================================================================

This Registration Statement is intended, pursuant to Rule 429 of the Securities and Exchange Commission, to constitute Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-60881). See "Explanatory Note."

================================================================================

          The contents of Registration Statement No. 333-60881, pursuant to which the Registrant registered (i) 1,050,000 shares of Common Stock for sale by the Registrant pursuant to options granted under the Registrant's Option Bonus Plan for Senior Executives of JJ Acquisition Corp., (ii) 300,000 shares of Common Stock for sale by the Registrant pursuant to options granted under the Registrant's 1998 Long Term Incentive Plan and (iii) 100,000 shares of Common Stock for sale by the Registrant pursuant to options granted under the Registrant's Stock Option Plan for Non-Employee Directors, are incorporated by reference in this Registration Statement.

                               POWER OF ATTORNEY

          The Registrant and each person whose signature appears below hereby appoints Sanford Greenberg and Peter Boneparth as attorneys-in-fact with full power of substitution, severally, to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact acting in the premises deems appropriate and to file any such amendment to this Registration Statement with the Securities and Exchange Commission.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on October 21, 1999.

                                 MCNAUGHTON APPAREL GROUP INC.

                                 By: /s/ Peter Boneparth
                                    ----------------------------------
                                     Peter Boneparth
                                     President, Chief Executive Officer
                                     and Director

                                 By: /s/ Amanda J. Bokman
                                    ----------------------------------
                                     Amanda J. Bokman
                                     Vice President, Chief Financial Officer,
                                     Secretary, Treasurer  and Director
                                     (Principal Financial and Accounting
                                     Officer)

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                             Title                           Date
             ---------                             -----                           ----
/s/ Sanford Greenberg                    Chairman of the Board and              October 21, 1999
------------------------------------     Director
Sanford Greenberg

/s/ Peter Boneparth                      President, Chief Executive             October 21, 1999
------------------------------------     Officer and Director
Peter Boneparth

/s/ Amanda J. Bokman                          Vice President, Chief                 October 21, 1999
------------------------------------          Financial Officer, Secretary,
Amanda J. Bokman                              Treasurer and Director


/s/ Stuart Bregman                            Director                              October __, 1999
------------------------------------
Stuart Bregman

/s/ Bradley P. Cost                           Director                              October 21, 1999
------------------------------------
Bradley P. Cost

/s/ Ben Mayo
------------------------------------          Director                              October __, 1999
Ben Mayo

/s/ Robert C. Siegel
------------------------------------          Director                              October __, 1999
Robert C. Siegel

                               EXPLANATORY NOTE


          This Registration Statement is intended, pursuant to Rule 429 of the Securities and Exchange Commission, to constitute Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-60881).

                        CONSENT OF INDEPENDENT AUDITORS



          We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the McNaughton Apparel Group Inc. Option Bonus Plan for Senior Executives of JJ Acquisition Corp. of our report dated December 21, 1998 with respect to the consolidated financial statements and schedule of McNaughton Apparel Group Inc. included in its Annual Report on Form 10-K for the year ended October 31, 1998, filed with the Securities and Exchange Commission.


New York, NY                       /S/  ERNST & YOUNG LLP
October 21, 1999

                              CONSENT OF COUNSEL



          The consent of Tory Haythe is contained in its opinion filed as
Exhibit 5 to this Registration Statement.

                               INDEX TO EXHIBITS


Number                   Description of Exhibit                          Page
------                   ----------------------                          ----

 5         -   Opinion of Tory Haythe                                      10

23(i)      -   Consent of Ernst & Young LLP (see "Consent of               --
               Independent Auditors" in the Registration Statement)

23(ii)     -   Consent of Tory Haythe (contained in Exhibit 5)             --

24         -   Power of Attorney (see "Power of Attorney" in the           --
               Registration Statement)